Exhibit 5.1

REITLER
BROWN &                                             800 Third Avenue, 21st Floor
ROSENBLATT LLC                                           New York, NY 10022-7604
-------------------                                           Tel (212) 209-3050
ATTORNEYS AT LAW                                              Fax (212) 371-5500



                                       February 28, 2006

Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act") 2,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares") authorized by an amendment approved by stockholder to the Company's 2004 Stock Option Plan (the "Plan") to increase the shares subject to the Plan from 1,500,000 Shares to 4,000,000 Shares. The original 1,500,000 Shares were registered under the Act pursuant to the registration statement on Form S-8 (Commission File No. 333-118524).

         In this connection we have been provided by the Company and examined copies of (i) the Certificate of Incorporation of the Company and amendments thereof certified by the Secretary of State of the State of Delaware; (ii) the By-laws of the Company, as amended; (iii) the Plan as amended; and (iv) resolutions of the Board of Directors of the Company (the "Board") adopting, and of the stockholders of the Company approving, the 2004 Stock Option Plan and the amendment.

         In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. We have relied upon the representations of the Company as to the accuracy and completeness of the foregoing and that none of this has been rescinded, modified or revoked.

         We are not admitted to the practice of law in any jurisdiction other than the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions than the federal laws of the United States and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares when issued in accordance with the Plan will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                  We are furnishing this opinion solely to you. It may not be relied upon by any other person except the Company, or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                           Very truly yours,

                                           Reitler Brown & Rosenblatt LLC

                                           By: /s/ Scott H. Rosenblatt
                                               -----------------------
                                               Scott H. Rosenblatt